UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
September 7, 2010

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01  Other Events

On June 22, 2010, the Board of Directors of Measurement Specialties, Inc. (the “Company”), approved the Company's 2010 Equity Incentive Plan (the "Plan"), subject to shareholder approval.  On or about July 29, 2010, the Company made available a proxy statement to its shareholders describing the matters to be voted on at the annual meeting to be held on September 22, 2010, including the approval of the Plan.

After mailing the proxy statement, the Company was informed by RiskMetrics that the Plan resulted in an unfavorable rating of the incentive plan due to the language used in the last sentence of Section 11(c) to prohibit repricing of underwater stock options, which reads: “Notwithstanding the foregoing, or any other provision of this Plan, the exercise price of an Option may not be changed after the Option is granted without approval of the Company’s shareholders.”  The Company considered the RiskMetrics report and decided that the Company should amend the Plan.  Accordingly, on September 7, 2010, the Company approved the amendment and restatement of the Plan (the "Amended Plan") solely to address this concern by revising the last sentence of Section 11(c) of the Plan to read as follows: “Except in connection with a corporate transaction involving the Company (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.”.

A copy of the Amended Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Any vote "FOR" or "AGAINST" the original Plan proposal using the proxy card previously made available to the shareholders of record by the Company or the voting instruction card made available to the beneficial owners by their brokerage firm, bank, broker-dealer, trustee or nominee will be counted as a vote "FOR" or "AGAINST" the Amended Plan, respectively.  If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting of Shareholders by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot. If any shareholder would like a new proxy or has any questions, he or she should contact Mark Thomson, Corporate Secretary, 1000 Lucas Way, Hampton, Virginia 23666, or at (757) 766-4224.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1     Amended and Restated Measurement Specialties, Inc. 2010 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date: September 7, 2010